UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 19, 2016

AMERICAN CAMPUS COMMUNITIES, INC.

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP
(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	76-0753089
Maryland	333-181102-01	53-2473181
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill County Blvd., Suite T-200, Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (512) 732-1000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective September 19, 2016, Blake Chandlee was appointed to the Board of Directors of American Campus Communities, Inc. (the "Company"). A copy of the press release issued in connection with the appointment of Mr. Chandlee is attached hereto as Exhibit 99.1.
Mr. Chandlee will serve as an independent director and has not been appointed to any Board committees at this time. In connection with his appointment to the Board of Directors, Mr. Chandlee received an initial grant of restricted stock units with a fair market value on the date of grant of $105,000. This grant immediately vested and was settled in shares of common stock. In connection with his service on the Board, Mr. Chandlee will receive annual cash compensation and equity grants pursuant to the Company's director compensation policy.
Item 9.01.    Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit
Number        Title

99.1	Press release, dated September 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAMPUS COMMUNITIES, INC.

Date: September 20, 2016	By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

	By:	American Campus Communities Holdings LLC, its general partner

		By:	American Campus Communities, Inc., its sole member

			By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit
Number    Title

99.1	Press release, dated September 19, 2016